UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On October 13, 2010 the International Centre for Dispute Resolution issued an arbitration award in favor of Borregaard Industries Limited, Borregaard Synthesis (“Borregaard”) against AMRI Rensselaer, Inc., which is a wholly owned subsidiary of Albany Molecular Research, Inc. (“AMRI”). The arbitrator ruled that AMRI wrongfully and improperly repudiated and cancelled a purchase agreement with Borregaard on August 19, 2009.  The arbitrator awarded Borregaard the sum of $8,712,539.00 plus statutory interest at the rate of 9% from August 19, 2009.   AMRI anticipates it may have to accrue for the award and related interest expense in the quarter ended September 30, 2010.

AMRI disagrees with the ruling of the arbitrator and believes that it properly terminated the purchase agreement under the terms of the agreement.  AMRI is currently exploring all options to resolve this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2010	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer